Exhibit 3.5.9

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ASP MD INTERMEDIATE HOLDINGS II, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SIXTEENTH DAY OF OCTOBER, A.D. 2012, AT 11:26 O’CLOCK A.M.

CERTIFICATE OF RENEWAL, FILED THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 2014, AT 8 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “ASP MD INTERMEDIATE HOLDINGS II, INC.”.

	[SEAL]	/s/ Jeffrey W. Bullock

		Jeffrey W. Bullock, Secretary of State
5218372 8100H		AUTHENTICATION:	1768511
141277499		DATE:	10-09-14

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:49 AM 10/16/2012 FILED 11:26 AM 10/16/2012 SRV 121132704 – 5218372 FILE

CERTIFICATE OF INCORPORATION

OF

ASP MD INTERMEDIATE HOLDINGS II, INC.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the Delaware General Corporation Law (the “DGCL”), hereby certifies that:

FIRST: The name of the corporation is ASP MD Intermediate Holdings II, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the DGCL, as from time to time amended.

FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.001 per share.

FIFTH: The name and mailing address of the incorporator of the Corporation are Eric L. Schondorf, c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171.

SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation (the “Board of Directors”), but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SEVENTH: In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.

EIGHTH: The number of directors of the Corporation shall be fixed from time to time by the bylaws or amendment thereof adopted by the Board of Directors.

NINTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder thereof for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

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2

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 16th day of October, 2012.

By:	/s/ Eric L. Schondorf
Name:	Eric L. Schondorf
Title:	Sole Incorporator

[CERTIFICATE OF INCORPORATION OF ASP MD INTERMEDIATE HOLDINGS II, INC.]

State of Delaware Secretary of State Division of Corporations Delivered 08:00 AM 09/26/2014 FILED 08:00 AM 09/26/2014 SRV 141226284 – 5218372 FILE

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is ASP MD INTERMEDIATE HOLDINGS II, INC.

2. The Registered Office of the corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, County of New Castle Zip Code 19808. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company.

3. The date of filing of the Corporation’s original Certificate of Incorporation in Delaware was 10/16/2012.

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2014, at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By:	/s/ Eric Schondorf

Authorized Officer

Name:	ERIC SCHONDORF

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